Exhibit 3.41
CERTIFICATE OF FORMATION
of
SIGMOR COMPANY, LLC
Dated: April 22, 2013
This Certificate of Formation is being duly executed and filed by the undersigned, an authorized person within the meaning of the Delaware Limited Liability Company Act, as amended (the “DLLCA”), to form a limited liability company under the DLLCA.

FIRST:	The name of the limited liability company formed hereby is:
Sigmor Company, LLC

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

THIRD:
The name and address of its registered agent for service of process is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

FOURTH:	This Certificate of Formation shall be effective on April 22, 2013 at 11:40 a.m. Eastern Standard Time.
[signature page follows]

[Signature Page to Certificate of Formation of Sigmor Company, LLC]
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth above.
By: /s/ Ethan Jones
Ethan Jones
Authorized Person

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